UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2020

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)

(8604) 1182209211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on February 1, 2020, the Registrant entered into a stock purchase agreement (the “Guanzan SPA”) to acquire Chongqing Guanzan Technology Co., Ltd. (“Guanzan”). Pursuant to the Guanzan SPA, the Registrant agreed to purchase all the issued and outstanding equity interests in Guanzan (the “Guanzan Shares”) for RMB 100,000,000 (approximately $14,285,714), to be paid by the issuance of 950,000 shares of the common stock of the Company (the “Common Stock”) and the payment of RMB 80,000,000 in cash (the “Guanzan Cash Consideration”). The transaction closed on March 18, 2020 at which time 950,000 shares of Common Stock were issued to the seller. The Guanzan Cash Consideration, which is subject to post-closing adjustments based on the performance of Guanzan in the years ending December 31, 2020 and 2021, was scheduled to be paid pursuant to a post-closing payment schedule.

On November 20, 2020, the parties to the Guanzan SPA entered into a Prepayment and Amendment Agreement (the “Prepayment Agreement”) for the prepayment of a portion of the Guanzan Cash consideration in the amount of RMB 20,000,000 (the “Prepayment”), in the form of shares of Common Stock valued at $3.00 per share, in light of Guanzan’s performance during the period from March 18, 2020 to September 30, 2020. On November 30, 2020, 1,000,000 shares of Common Stock were issued to the seller as the Prepayment.

As previously disclosed on December 15, 2020, the Registrant entered into a stock purchase agreement (the “Zhongshan SPA”) to acquire Chaohu Zhongshan Minimally Invasive Hospital (“Zhongshan”). Pursuant to the Zhongshan SPA, the Registrant agreed to purchase all the issued and outstanding equity interests in Zhongshan (the “Zhongshan Shares”) for RMB 120,000,000 (approximately $18,348,623), to be paid by the issuance of 2,000,000 shares of Common Stock and the payment of RMB 80,000,000 in cash. The transaction closed on February 5, 2021. At closing, RMB 40,000,000 (approximately US$6,116,207) was paid to the seller in cash when 100% of the Zhongshan Shares were transferred to the Registrant.

Pursuant to the Zhongshan SPA, 2,000,000 shares of Common Stock valued at RMB 40,000,000 (approximately US$6,116,207) was to be delivered within 90 days of the closing as part of the post-closing consideration. The balance of the purchase price in the amount of RMB 40,000,000 (approximately US$6,116,207) is subject to post-closing adjustments based on the performance of Zhongshan in 2021 and 2022. On February 12, 2021, 2,000,000 shares of Common Stock were issued to the seller as part of the post-closing consideration.

The foregoing description is qualified in its entirety by reference to the full text of the Guanzan SPA, the Prepayment Agreement and the Zhongshan SPA, which were filed as, Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 3, 2020, Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated November 24, 2020 and Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 16, 2020, respectively, and are incorporated in this Report by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference to Item 2.01 of this Current Report on Form 8-K.

The information in this Current Report on Form 8-K may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events, including the current COVID-19 global crisis; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant does not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, the Registrant does not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2021	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

2